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                                                                   Exhibit 10.56

                          TRANSITION SERVICES AGREEMENT

         This TRANSITION SERVICES AGREEMENT (this "Agreement") is entered into between Scan-Optics, Inc., a Delaware corporation ("Buyer"), Photomatrix Imaging Corporation, a Nevada corporation ("Seller"), I-PAC Manufacturing Inc., a California corporation ("I-PAC") and Photomatrix, Inc., a California corporation ("Parent"), as of this ____ day of June, 1999.

                                    RECITALS

         WHEREAS, Buyer, Seller, I-PAC and Parent have entered into an Asset Purchase Agreement dated as of June __________, 1999 (the "Asset Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Seller, and Seller has agreed to sell, convey, transfer, assign and deliver to Buyer and Buyer has agreed to purchase from Seller, free and clear of all liens, encumbrances, security interests, purchase rights, pledges, charges, mortgages, claims or any other limitations or restrictions whatsoever except to the extent permitted by the Asset Purchase Agreement, all of Seller's right, title and interest in, to and under the Subject Assets (as defined in Section 1.1 of the Asset Purchase Agreement), which constitute certain properties and assets of Seller related to, used or held for use in connection with the scanner product manufacturing, engineering, sales and service portion of the business and operations of Seller (such business and operations are referred to herein as the "Business");

         WHEREAS, Buyer, Seller, I-PAC and Parent intend that capitalized terms used and not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Asset Purchase Agreement;

         WHEREAS, Buyer, Seller, I-PAC and Parent wish to set forth herein the terms on which the transfer and transition of Seller's Subject Assets will occur to the extent that such terms are not set forth in the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Asset Purchase Agreement, Buyer, Seller, I-PAC and Parent do hereby agree as follows:

1. TRANSITION PERIOD

         "Transition Period" shall mean a period commencing on the date hereof and ending as provided in Section 5.2.

2. SCOPE OF AGREEMENT

         This Agreement is entered into pursuant to the terms of the Asset Purchase Agreement and is subject in all respects to the terms thereof, provided, however, that in the event of any inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of this Agreement shall control. This Agreement shall be effective upon execution, but

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will terminate automatically in the event of the termination of the Asset
Purchase Agreement in accordance with the terms thereof.

3. SERVICES TO BE PROVIDED BY THE SELLER AND PAID FOR BY BUYER

         3.1 DATA RETENTION. During the Transition Period, in addition to the Books and Records transferred pursuant to Section 1.1(a)(xii) and other copies required to be provided under the Asset Purchase Agreement, Seller will retain and maintain at Buyer's direction the accounting, financial and tax records relating to the Subject Assets. Seller shall maintain all such accounting records in the form and format established under and in accordance with Seller's prior policies and practices. Seller will provide Buyer access to all said records and permit Buyer to make copies and/or take extracts of the same, except for any documents that Seller is prohibited from disclosing by reason of confidentiality agreements made by Seller and previously disclosed to Buyer.

         3.2 COMPUTER/ACCOUNTING SYSTEM. During the Transition Period, Seller shall maintain an accounting system for the Subject Assets being conveyed as part of the Agreement. This accounting system will maintain inventory and fixed assets used in the manufacturing operations. All historical data required to operate the accounting system effectively will be provided by the Seller. Seller shall provide Buyer with cooperative use of such accounting system as such relates to the Subject Assets during the term of the Transition Period.

         3.3 ACCOUNTING SYSTEM PERSONNEL. During the Transition Period, Seller shall reasonably make its accounting system personnel available to Buyer for the purpose of cost accounting, fixed asset accounting, inventory control, accounts payable and other related matters consistent with current use ("Accounting System Services"). Such personnel will also continue to handle accounting matters for Seller. Seller shall continue to pay the cost of such personnel. Buyer will reimburse Seller for the Accounting System Services provided at Buyer's request, as well as the support for transitioning the inventory records, bills of material, routings, Dac/drawing files, account payable and receivable files and other necessary data or technical assistance related to the Asset Purchase Agreement, at an hourly rate of thirty-five dollars ($35) per hour. At Buyer's request, Seller shall provide advance estimates of the costs of such Accounting System Services and such support. Buyer will also reimburse Seller for third-party costs for operation of such system which Seller incurs with Buyer's prior approval.

         3.4 ACCOUNTS RECEIVABLE. In accordance with the Asset Purchase Agreement, in the event that Seller shall receive payment on any of the Receivables, it shall promptly pay any such amounts over to Buyer in accordance with the Asset Purchase Agreement.

4. SPECIFIC ARRANGEMENTS REGARDING MANUFACTURING BUSINESS

         4.1 TRANSITION PERSONNEL. The individuals currently engaged in the manufacture of scanners and spare parts (the "Transition Personnel") are:

             Larry Medlin



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             Pam Medlin
             Charles (Everett) McGehee
             Kevin Phlek
             Patrick Lillo
             Tim Brandt
             Kelly Graboyes
             Hung Luong
             Duc Van Le
             Robert Armenta

         4.2 TRANSITION SERVICES. The Transition Personnel will continue on Seller's payroll, performing manufacturing-related work for Buyer for document scanners, aperture card scanners, feeders and all spare parts to support the Business that Buyer has purchased from Seller ("Transition Services"). Such Transition Personnel will work under the supervision of Larry Medlin, who in turn will be supervised by Joe Crouch, or such other representative as Buyer may from time to time designate.

         4.3 SCHEDULING; ALLOCATION OF RESOURCES. The determination of work priorities, production schedules, and allocation of Transition Personnel resources shall be at the sole discretion of Buyer.

         4.4 LABOR COSTS. Seller will invoice Buyer, as provided in Section 4.11(a), for the labor cost of the Transition Personnel. Seller shall bill Buyer for labor costs at the rate (consistent with such Transition Personnel's customary rate consistent with past practice) of actual wages, plus payroll tax and fringe benefit burden at the rate of thirty percent (30%), plus ten percent (10%) of this combined total for administration ("Administration Costs").

         4.5 BENEFIT PLANS. The Transition Personnel shall continue to receive health insurance, dental insurance, 401K, life insurance, workers compensation insurance and general liability insurance plan benefits under Seller's existing benefits plans. The Administration Costs compensate Seller for payroll services and administration of the benefit plan participation by the Transition Personnel.

         4.6 ADDITIONAL PERSONNEL. If Buyer determines that additional personnel are required to perform the Transition Services, Buyer shall recruit and select such additional Transition Personnel at its sole discretion (i.e., Larry Medlin at Joe Crouch's direction). Seller shall employ such additional Transition Personnel and enroll them in Seller's benefit plans as described in Section 4.5 above; however, Seller reserves the right to not employ an individual so selected if it determines that the process of selection of an individual would expose it to legal action, or if the individual was deemed by the Seller to be wholly unsuitable as an employee with access to its facilities.

         4.7 WHEN SERVICES OF TRANSITION PERSONNEL NO LONGER REQUIRED. If Buyer in its sole discretion determines that the services of one or more of the Transition Personnel are not required for production, (a) Buyer shall give notice to Seller that Buyer no longer wishes to



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obtain the services of such Transition Personnel under the Agreement and (b)
Buyer shall have no further obligation in respect of such Transition Personnel under this Agreement.

         4.8 MATERIALS REIMBURSEMENT. Buyer shall reimburse Seller for any materials belonging to Seller used during this Transition Period by the Transition Personnel, if any, at Seller's actual cost.

         4.9 DIRECT SERVICES; PHONE SERVICE. Buyer, in its discretion, shall either (i) reimburse Seller for Seller's reception, long distance phone charges, freight or other such service costs or (ii) elect to install its own direct phone lines and other direct services.

         4.10 RENT FOR SPACE UTILIZED. Buyer shall pay rent to Seller for any such manufacturing or office space utilized pursuant to this Agreement. Such rent shall be billed to Buyer at a gross rate equal to the current $0.63 triple net square feet lease costs that Seller currently pays. This equates to $0.80 per square foot, which rate includes all triple net charges (i.e., taxes, utilities, maintenance, association fees, insurance, operating cost assessments).

         4.11 PAYMENT TERMS. (a) Labor reimbursement costs will be billed bi-weekly (per payroll period) and are payable in ten (10) days.

                  (b) Rent will be due on the first day of each month.

                  (c) Any materials used and service and use reimbursements will be invoiced as used and will be due on net thirty (30) day terms.

         4.12 TRANSITION PERSONNEL WORK PERFORMANCE, FACILITY ACCESS. Buyer shall assume the responsibility for the work performance and the output of the Transition Personnel. Seller will provide keys, security codes and facility access to these individuals consistent with current business practices.

         4.13 SUPPLY OF COMPONENT PARTS. During this period, Seller, Parent, and Parent's subsidiaries will continue to supply outsourced component parts to Buyer on a contract manufacturing basis for printed circuit boards (I-PAC), precision machined metal parts (Amcraft), and sheet metal (National Metal Technologies, Inc.). This will be done pursuant to purchase orders issued by Buyer based on Buyer's requirements, at the current turn-key, standard cost for any of these components. Seller, I-PAC and Parent shall be jointly and severally liable for each others' obligations under this Agreement.

         4.14 SALES AND TECHNICAL LITERATURE. Buyer shall have the right to use sales and technical literature which incorporate the use of Seller's, I-PAC's and Parent's logo and company name for a period of six (6) months from the date of this Agreement.

5. TERM



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         5.1 TERM. The term of this Agreement shall continue for the period beginning as of the date hereof and continuing through the close of business on such date as this Agreement is terminated pursuant to Section 5.2 hereof.

         5.2 TERMINATION. Notwithstanding any contrary provision contained herein, this Agreement may be terminated:

                  (a) by the mutual written consent of all of the parties hereto;

                  (b) by the Buyer at any time upon thirty (30) days prior written notice to the Seller;

                  (c) by a party in the event of the material breach by the other party of any provision of this Agreement, which breach is not remedied by the breaching party within thirty (30) days after receipt of notice thereof from the non-breaching party.

6. RIGHT TO AUDIT

         For purposes of verifying the accuracy of charges and payments made by Seller hereunder, the Buyer shall be entitled, prior or subsequent to any payment of charges hereunder, on reasonable notice and during normal business hours to inspect and copy the records of the Seller and its agents providing services hereunder as may be reasonably necessary for such purpose. This section shall survive termination of this Agreement for a period of six (6) months.

7. MISCELLANEOUS

         7.1 AMENDMENT AND MODIFICATION. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         7.2 ASSIGNMENT. This Agreement may not be assigned by Seller or Buyer without the prior written consent of Buyer or Seller, as the case may be. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         7.3 ENTIRE AGREEMENT. This Agreement supersedes all prior negotiations, commitments and rights pertaining to the subject matter hereof; provided, however, that this Agreement is intended to supplement the Asset Purchase Agreement and does not supersede or replace the provisions thereof.

         7.4 SEVERABILITY. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.



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         7.5 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         7.6 COUNTERPART FACSIMILE. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         7.7 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail or by a nationally recognized commercial carrier, upon the sooner of the date on which receipt is acknowledged or the expiration of five (5) days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

              TO BUYER:               Scan-Optics, Inc.
                                      169 Progress Drive
                                      Manchester, CT 06040-2294
                                      Attn: CFO
                                      Facsimile No.: (860) 645-7995

              With a copy to:         Day, Berry & Howard LLP
                                      CityPlace I
                                      Hartford, CT 06103-3499
                                      Attn: William H. Cuddy, Esq.
                                      Facsimile No.: (860) 275-0343

              TO SELLER, I-PAC        Photomatrix, Inc.
                     OR PARENT:       1958 Kellogg Ave.
                                      Carlsbad, CA 92008
                                      Attn: CEO
                                      Facsimile No.:  (760) 930-0115

              With a copy to:         Luce, Forward, Hamilton & Scripps LLP
                                      600 West Broadway
                                      Suite 2600
                                      San Diego, CA 92101
                                      Attn: Otto Sorensen, Esq.
                                      Facsimile No.: (619) 232-8311



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Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         7.8 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the State of California without regard to its conflict of laws provisions.

         7.9 NO IMPLIED THIRD PARTY RIGHTS OR BENEFICIARIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended to or shall (a) confer on any person other than the parties hereto and their respective successors or assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any employee of the Business, or any other individual, any right or entitlement under any Employee Program, policy or procedure maintained by Buyer or any affiliate thereof or by Seller or an affiliate thereof, except as expressly provided in such Employee Program, policy or procedure. No third party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No third party shall have any right, independent of any right that exists irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 BUYER:

                                 SCAN-OPTICS, INC.

                                 By:________________________________

                                 Name:______________________________

                                 Title:_______________________________

                                 SELLER:

                                 PHOTOMATRIX IMAGING CORPORATION

                                 By:________________________________

                                 Name:______________________________

                                 Title:_______________________________

                                 I-PAC:

                                 I-PAC MANUFACTURING, INC.

                                 By:________________________________

                                 Name:______________________________

                                 Title:_______________________________

                                 PARENT:

                                 PHOTOMATRIX, INC.

                                 By:________________________________

                                 Name:______________________________

                                 Title:_______________________________